UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 16, 2010

KORE NUTRITION INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-153243
(Commission File Number)

N/A
(IRS Employer Identification No.)

Suite 200 – 736 Granville Street, Vancouver, British Columbia  Canada  V6Z 1G3
(Address of principal executive offices and Zip Code)

604-685-6472
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 16, 2010, we filed a Certificate of Amendment with the Secretary of State of the State of Nevada, amending our articles of incorporation by increasing our authorized capital to 200,000,000, of which 150,000,000 shares are common stock with a par value of $0.001 and 50,000,000 shares are preferred stock with a par value of $0.001 per share.  The Board of Directors is authorized to prescribe the series and the number of shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions, relative rights or other variations of the shares of each class or series within each class of the preferred stock.

Item 9.01  Financial Statements and Exhibits

3.1           Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of the State of Nevada on February 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORE NUTRITION INCORPORATED

/s/ Deanna Embury
Deanna Embury
President and Director

Date:  February 22, 2010